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PG&E

Corporation
Morgan Stanley Utilities Conference
March 10, 2011
Kent Harvey
Chief Financial Officer, PG&E Corporation
Exhibit 99

Cautionary Language Regarding
Forward-Looking Statements
This presentation contains forward-looking statements regarding the anticipated outcome and timing of various regulatory proceedings involving Pacific Gas and Electric Company (“Utility”), estimated costs and future insurance recoveries associated with the natural gas explosion and fire that occurred in a residential area of San Bruno, California on September 9, 2010 (“San Bruno Accident”), and
forecasts of equity financing for 2011. These statements are based on various assumptions and management’s current knowledge of relevant facts. Actual results could differ materially based on various factors, including:
 – the outcome of the investigations of the San Bruno accident by the National Transportation Safety Board and the California
 Public Utilities Commission (“CPUC”), the CPUC’s investigation into the Utility’s recordkeeping practices for the San Bruno gas transmission pipeline that ruptured as well as for the Utility’s entire natural gas transmission system, the CPUC investigation of the December 24, 2008 natural gas explosion in Rancho Cordova, California, whether the Utility incurs civil or criminal penalties as a result of these investigations, the outcome of the CPUC’s proceeding to adopt new safety and reliability regulations for natural gas transmission and distribution pipelines, whether the Utility is required to incur additional costs for third-party liability claims associated with the San Bruno accident or to comply with regulatory or legislative mandates which costs the Utility is unable to recover through rates or insurance, and whether the Utility incurs third-party liabilities or other costs in connection with service disruptions that may occur as the Utility complies with regulatory orders to decrease pressure in its natural gas transmission system;
 – explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and systems, human errors, and similar events that may occur while operating and maintaining an electric and natural gas system in a large service territory with varying geographic conditions that can cause unplanned outages, reduce generating output, damage the
 Utility’s assets or operations, subject the Utility to third-party claims for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;
–  the impact of storms, earthquakes, floods, drought, wildfires, disease, and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;
– the extent to which PG&E Corporation or the Utility incurs costs in connection with third-party claims or litigation, including those arising from the San Bruno accident, that are not recoverable through insurance, rates, or from other third parties;
– the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations, such as The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of
 2010, and
– the other factors discussed in PG&E Corporation’s and the Utility’s annual report for the year ended
 December 31, 2010 that has been filed with the Securities and Exchange Commission.

Rate Case Updates    Page 5
Gas Pipeline Updates    Page 8
Financial Summary    Page 12
Appendix      Page 13
Table of Contents

CPUC Commissioners

President Mike Peevey

Commissioner Tim Simon

Commissioner Mike Florio

Commissioner Catherine Sandoval

Vacant

PG&E

The Governor appoints the five Commissioners to six-year terms.
They must be confirmed by the Senate
within one year of appointment.

2011 General Rate Case
A proposed decision and alternate proposed decision were
issued for the 2011 General Rate Case (2011 - 2013)

Final decision expected Mar/Apr 2011
	Settlement Plus Full Return on Retired Meters	Proposed Decision	Alt. Proposed Decision
Settlement Revenue Requirement Increase	395	395	395
Return on Undepreciated Meters	44	25	35
Impact of Change in Amortization Period		38	38
Levelization Adjustment		(10)	(14)
Total Revenue Requirement Increase Incremental to Settlement	44	53	59
Total Revenue Requirement Increase	439	448	454
Average annual capital expenditures: $2.2 - $2.3B
Attrition revenues: $180M and $185M for 2012 and 2013
Comparison of 2011 Revenue Requirements ($ in Millions)

2011 Gas Transmission and
Storage Rate Case
Sets revenue requirements, rates, terms and conditions for
PG&E’s Gas Transmission and Storage services for 2011 - 2014
PG&E and all but one of the active parties are seeking approval of a settlement agreement
Settlement revenue requirement: $514M for 2011
 $52M increase over 2010
 $174M average annual capital expenditures
Attrition revenues: $27M, $24M, and $17M for 2012, 2013 and 2014
 The CPUC added a new phase to the case to separately address pipeline safety measures and emergency response procedures to ensure the safety and reliability of the gas system
    Final GT&S decision expected in Q2 2011
   Final decision for new safety phase is expected in Q2 2011

FERC TO13 Filing
Sets revenue requirements for PG&E’s Electric Transmission
business in 2011
 Revenue Requirement Request: $1.026B
 Capital Expenditures: $810M
Requested revenues would provide for additional electric
transmission capacity and increased maintenance and
replacement work on substations, to improve overall reliability of the system

TO13 final decision expected by Q3 2011

 Request  Approved Settlement
TO 10 $760.5M   $718M
TO 11 $845.0M   $776M
TO 12 $946.0M   $875M

San Bruno Update - NTSB
NTSB released preliminary factual report in October 2010
Full report expected about a year after the accident
First Interim report in December 2010
Second interim report in January 2011
Metallurgical analysis commented on physical makeup
of pipe segment and weld qualities
NTSB Fact-Finding Public Hearings in Washington D.C.
March 1 - 3, 2011
• Ruled out external corrosion or excavation-related damage and noted discrepancy in records
Issued recommendations to validate and verify pipeline
records in January 2011

San Bruno Update - CPUC
PG&E is complying with all CPUC directives
Completed comprehensive gas leak survey in Q4 2010
Leak rate comparable to other U.S. pipelines
Reduced pressure on selected pipelines to 20% below the
Maximum Allowable Operating Pressure (MAOP)
Began exhaustive records review in January to collect,
validate and verify records
Field testing may be necessary to verify the MAOP
on some pipelines
On 2/24/11, the CPUC began an investigation of the
Utility’s gas pipeline recordkeeping

Gas Pipeline Safety OIR
On 2/24/11, the CPUC began a proceeding to adopt new
rules on pipeline safety and reliability
Primary OIR objectives
• Develop and adopt safety related changes to the CPUC’s
 regulation of natural gas pipelines in California
• Consider ways the CPUC can undertake a comprehensive
 risk assessment for natural gas pipelines
• Share recommendations from Independent Review Panel
 and provide the public a forum to express their views
    CPUC expects to hold Pre-Hearing
      Conference in late Q2 2011

Pipeline 2020
A PG&E initiative to fundamentally improve gas pipeline
integrity and safety
Major focus areas include:
 Pipeline 2020 filing targeted for Q2 2011
 Expected to be considered in the Pipeline Safety OIR
•  Modernizing critical pipeline infrastructure
•  Expanding use of remote or automated shut-off valves
•  Developing next-generation inspection technologies
•  Developing industry-leading best practices
•  Enhancing public safety partnerships

Financial Summary

For 2011, internal equity sources (approximately $200 million)
expected to be sufficient to meet equity needs
	Third-Party Liability Accrual	Direct Costs
Estimated 2011 Range	$0 - $180 million	$200 - $300 million
Costs in 2010	$220 million accrual	$63 million
Range of Estimates and Charges Related to San Bruno
The CPUC will decide whether the Utility’s ratepayers or
shareholders, or both, will pay for the Utility’s costs incurred in testing, pipe replacement, or other direct costs.
Ranges do not include potential penalties.
Believe most costs associated with third-party claims will be recovered through insurance

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Appendix

Regulatory Case	Docket #	Expected Decision Date
Order Instituting Rulemaking regarding New Safety Regulation for Gas Pipelines	R.11-02-019	Schedule not yet adopted
Order Instituting Investigation regarding Gas Pipeline Recordkeeping	I.11-02-016	Schedule not yet adopted
Order Instituting Investigation regarding the December 24, 2008 Accident in Rancho Cordova, California.	I.10-11-013	Schedule not yet adopted
Transmission Owner ("TO") 13 Rate Case	ER.10-2026-000	Final decision is requested in Q3 2011
Long Term Procurement Plan (LTPP)	R.10-05-006	Final decisions for Track I, II and III expected in 2011 or as appropriate
Nuclear Relicensing	A.10-01-022	Final decision is expected in Q2 2011
2011 General Rate Case ("GRC")	A.09-12-020	Final decision is expected Mar/Apr 2011
Request for New Generation Offers and Potential New Utility-Owned Generation	A.09-09-021 D.10-07-045	Decision received on December 16, 2010 approving the development and construction of Oakley; recovery of associated costs in customer rates to begin no earlier than January 1, 2016
Gas Transmission & Storage Rate Case	A.09-09-013	Final decision is expected in Q2 2011
Energy Efficiency Order Instituting Rulemaking Post-2005	R.09-01-019 D.09-12-045	Decision received on December 16, 2010 awarding a final true-up payment of $29.1 million; the CPUC has awarded the Utility a total of $104 million over the 2006-2008 program cycle
SmartGrid OIR	R.08-12-009 D.10-06-047	Decision received on June 24, 2010 requiring the submission of SmartGrid deployment plans by July 2011; timing of subsequent rulemaking proceedings in 2010 and 2011 TBD

Key Regulatory Proceedings